UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to .§240.14a-12
LL&E ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per Trust Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:
☐           Fee paid previously with preliminary materials.
☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

LL&E ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee
919 Congress Avenue, Suite 500
Austin, Texas 78701

October   , 2007

To Unitholders of LL&E Royalty Trust:

You are cordially invited to attend a Special Meeting (the “Meeting”) of the Unitholders of LL&E Royalty Trust (the “Trust”) to be held on December  , 2007, at 10:00 a.m., Eastern Time, at the offices of the Trustee at 101 Barclay Street, New York, NY 10007. Please find enclosed a notice to Unitholders, a Proxy Statement describing the business to be transacted at the Meeting, and a form of Proxy for use in voting at the Meeting.

At the Meeting, you will be asked to vote on a proposal to amend the Trust Agreement to allow for the issuance of uncertificated Units in order to comply with a new requirement of the New York Stock Exchange.

All Unitholders are cordially invited to attend the Meeting in person. However, to ensure your representation at the Meeting, you are urged to complete, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage paid envelope. Returning your Proxy will help the Trust assure that a quorum will be present at the Meeting and avoid the additional expense of duplicate proxy solicitations, and will ensure that your Units are voted in accordance with your instructions. Any Unitholder attending the Meeting may vote in person even if he or she has returned the Proxy.

Very truly yours,
The Bank of New York Trust Company, N.A.
Trustee of LL&E Royalty Trust

NOTICE OF SPECIAL MEETING OF TRUST UNITHOLDERS
PROXY STATEMENT
INTRODUCTION
PROPOSAL — TO AMEND TRUST AGREEMENT TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED UNITS
THE TRUSTEE RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE TRUST AGREEMENT TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED UNITS.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
OTHER INFORMATION

NOTICE OF SPECIAL MEETING OF TRUST UNITHOLDERS
To Be Held December   , 2007

A Special Meeting (the “Meeting”) of holders of units (“Units” and “Unitholders”) of LL&E Royalty Trust (the “Trust”), a trust created under the laws of the State of Texas and governed by the terms of a Trust Agreement dated as of June 28, 1983 (the “Trust Agreement”) between The Louisiana Land and Exploration Company including its successors (the “Company”) and First City National Bank of Houston, as predecessor in interest to The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), will be held on December   , 2007, at 10:00 a.m., Eastern Time, at the offices of the Trustee at 101 Barclay Street, New York NY 10007, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated October   , 2007:

•	To approve amendments to the Trust Agreement to allow uncertificated Units in order to meet a new listing requirement of the New York Stock Exchange

The close of business on November   , 2007 (the “Record Date”) has been fixed as the record date for the determination of Unitholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Units of the Trust at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting.

The enclosed Proxy is being solicited by the Trustee. Whether or not you plan to attend the Meeting, please complete, sign, date, and return the enclosed Proxy as promptly as possible.

The Trustee recommends approval of the proposal to adopt the proposed amendments to the Trust Agreement to allow for the issuance of uncertificated Units.

The Bank of New York Trust Company, N.A.
Trustee of LL&E Royalty Trust

Austin, Texas
October   , 2007

LL&E ROYALTY TRUST
The Bank of New York Trust Company, N.A., Trustee
919 Congress Avenue, Suite 500
Austin, Texas 78701

PROXY STATEMENT

INTRODUCTION

The Bank of New York Trust Company, N.A. (the “Trustee”), as trustee of LL&E Royalty Trust (the “Trust”), requests your proxy for use at the Special Meeting (the “Meeting”) of holders of units of the Trust (the “Units”) to be held on November   , 2007, at 10:00 a.m. Eastern Time, at the offices of the Trustee located 101 Barclay Street, New York NY 10007, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named in the Proxy to represent you and to vote your Units at the Meeting. This Proxy Statement and the form of Proxy were first mailed to holders of Units (the “Unitholders”) on or about October   , 2007. This solicitation of proxies is made by the Trustee and will be conducted primarily by mail and by telephone. Representatives of the Trustee may also solicit proxies personally or by telephone, telegram, or other forms of wire or facsimile communication. The Trust has engaged [          ] to assist with the solicitation of proxies, and will pay the costs of the solicitation, including reimbursement of forwarding expenses.

The Trustee has fixed the close of business on October   , 2007 (the “Record Date”) as the record date for the determination of Unitholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. The outstanding voting securities of the Trust as of the Record Date consisted of 18,991,304 Units, with each Unit entitled to one vote. All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted FOR the proposal to amend the Trust Agreement to allow for the issuance of uncertificated Units (the “Proposal”). Any Unitholder may revoke a proxy at any time prior to its exercise by giving written notice to the Trustee at the offices of the Trustee at 919 Congress Avenue, Suite 500, Austin, Texas 78701, by signing and delivering another proxy of a later date or by personally voting at the Meeting.

A quorum at the Meeting will consist of the presence, in person or by proxy, of a majority of the Units issued and outstanding and entitled to vote at the Meeting. In the event a quorum is not present, the Trustee or the holders of a majority of the Units who are present or represented by proxy at the Meeting will have the power to adjourn the Meeting from time to time without notice, other than an announcement at the Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unitholder of record entitled to vote at the adjourned meeting.

Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Meeting, even if a quorum is present. Whether or not a quorum is present, the persons named on the Proxies intend to vote in favor of any motion to adjourn the Meeting to a subsequent day if, prior to the Meeting, such persons have not received sufficient proxies to approve the Proposal. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Meeting, this process may be repeated until sufficient proxies to vote in favor of the Proposal have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

The Trust has engaged [          ] to assist in soliciting proxies for the Meeting. Costs for proxy solicitation services provided by [          ] are anticipated to be $[     ], plus reimbursement of out-of-pocket expenses.

The affirmative vote of a majority of the Units present or represented at the Meeting will be required to approve the Proposal. Consequently, abstentions and broker nonvotes will have the effect of votes against the Proposal.

Brokers do not have discretion to vote on the Proposal without your instruction. If you do not instruct your broker how to vote on the Proposal, your broker will deliver a non-vote on the Proposal.

If the enclosed Proxy is returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. Should the enclosed Proxy be returned without instructions on how you wish to vote on the Proposal, your Proxy will be deemed to grant such authority and will be voted FOR the Proposal.

PROPOSAL — TO AMEND TRUST AGREEMENT TO PROVIDE FOR THE ISSUANCE OF
UNCERTIFICATED UNITS

Summary

The Trustee recommends Unitholders approve a proposal to amend the Trust Agreement to provide for the issuance of uncertificated Units. The Trust Agreement currently provides that the Units representing the beneficial interest of the Trust shall be represented by certificates and does not allow the Trust the flexibility to issue Units in uncertificated form. As discussed in more detail below, as an issuer of securities listed on the NYSE, the Trust must have the ability to issue uncertificated Units and certify such ability to NYSE no later than January 1, 2008. Accordingly, in order to satisfy NYSE requirements, the Trustee recommends that the Unitholders approve an amendment to the Trust Agreement to allow for the issuance of uncertificated Units to the full extent permitted under the laws of the State of Texas.

In August 2006, the Securities and Exchange Commission approved rule filings by the NYSE which effectively require all listed issues to be eligible by January 1, 2008 for the Direct Registration System (“DRS”) administered by the Depository Trust Company. The Direct Registration System is a service within the securities industry that allows companies to issue securities in book entry form. DRS securities can be moved electronically between brokers and transfer agents through a secure, closed-end network administered by the Depository Trust Company. The Direct Registration System has been used by a growing number of public companies since its inception in 1996.

Although Unitholders of the Trust may benefit from the implementation of uncertificated Units eligible to participate in the Direct Registration System in various ways, the Trustee is recommending the proposed amendment primarily for the purpose of maintaining the Trust’s listing on the NYSE. If the proposed amendment is approved, the Trustee will have the authority to permit uncertificated Units of the Company to be issued consistent with any limitations imposed by Texas law.

Trust Agreement

Exhibit A shows the changes to the relevant portions of the Trust Agreement resulting from the proposed amendment with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become immediately effective.

Recommendation of Trustee

The Trustee believes that allowing for the issuance of uncertificated Units is in the best interests of the Trust and its Unitholders and that the failure to obtain the ability to issue uncertificated Units could jeopardize the Trust’s ability to maintain its listing of Units on NYSE. Accordingly, the Trustee recommends that Unitholders approve the proposed amendment to Article III of the Trust Agreement.

Possible Termination of the Trust

The Trust Agreement provides that the Trust will terminate in the event that the net revenues fall below $5,000,000 for two successive years (the “Termination Threshold”). The net revenues for 2006 fell below $5,000,000. As a result of the damages to production facilities for properties in which the Trust has an interest, and depending on a variety of factors, including the timing and costs of repairs, future production and drilling activities, oil and gas prices and other matters, net revenues to the Trust in 2007 may also be below the Termination Threshold. If net revenues for 2007 are below the Termination Threshold, the Trust will terminate. For the first ten months of 2007, the Trust received approximately $1.9 million in Royalty income associated with the Jay Field and Fee Lands and no Royalty income from the Offshore Louisiana or South Pass 89 properties. Excess production costs for South Pass 89 and Offshore Louisiana totaled $1,596,246 and $7,132,198, respectively for the first ten months of 2007. The excess production costs must be recovered by the Working Interest Owner before any distribution of royalty income will be made to the Trust from the affected groups of properties. Upon termination of the Trust, the Trustee will sell for cash all the assets held in the Trust estate and make a final distribution to unit holders of any

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funds remaining after all Trust liabilities have been satisfied or funds have been set aside for their payment. There can be no assurance that the net revenues of the Trust in 2007 will be above the Termination Threshold.

Approval of the Proposal will not prevent the termination of the Trust if the Termination Threshold is triggered for 2007.

Vote Required

Approval of the Proposal will require the affirmative vote of a majority of the Units present or represented at the Meeting.

Trustee’s Intentions if Quorum cannot be Established or Unitholder Approval Cannot be Obtained

If a quorum is not present or if the Proposal is not approved prior to December 31, 2007, the Trustee intends to notify the NYSE that the Trust will not be in compliance with the new regulation by January 1, 2008. If the Trust is not in compliance by January 1, 2008, the NYSE may commence the delisting process.

THE TRUSTEE RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT TO THE TRUST
AGREEMENT TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED UNITS.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Trustee is not aware of any person holding more than 5% of the outstanding Units as of the Record Date except that Trellus Management Company, LLC has filed a Schedule 13G dated February 13, 2007 with the SEC reporting beneficial ownership of 1,119,000 Units, representing 5.89% of the outstanding Units, including shared voting and shared dispositive power to all such Units, by Adam Usdan, as identified in the Schedule 13G. Reference is hereby made to the Schedule 13G filed by Trellus Management Company, LLC and such other persons for information regarding the beneficial ownership of each such person.

The Trust has no officers or directors or persons performing similar functions. The Trustee knows of no arrangements, including the pledge of Trust Units, the operation of which may at a subsequent date result in a change in control of the Trust.

OTHER INFORMATION

Certain Relationships And Related Transactions

None.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the holders of more than 10% of the Trust’s Units to file with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange initial reports of ownership of Units and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Trust with copies of all Section 16(a) reports that they file. No such reports were filed or, to the knowledge of the Trustee, were required to be filed in 2006 or have been required to have been filed 2007 to date.

Costs of Proxy Solicitation

This solicitation is made by the Trustee. The Trust will pay the cost of soliciting these proxies, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of Units.

Without receiving additional compensation, officials and regular employees of the Trustee may solicit proxies personally, by telephone, fax or email from Unitholders if proxies are not promptly received. The Trustee has also retained [          ] to assist in the solicitation of proxies at a cost of approximately $[     ] plus out-of-pocket expenses.

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Deadline for Receipt of Unitholder Proposals

The Trust does not hold annual meetings of Unitholders. Accordingly, the Trust does not publish a date by which Unitholders must make proposals for inclusion in an annual meeting. Certain Unitholders, or groups of Unitholders, may call meetings of Unitholders pursuant to the terms of the Trust Agreement to approve any appropriate matter.

Where You Can Find More Information

The Trust files annual, quarterly and periodic reports and other information with the SEC. The Trust’s SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Trust Units are listed on the New York Stock Exchange under the symbol “LRT.” The Trust’s reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange.

The Trust will provide copies of the reports and other information filed with the SEC to any Unitholder, at the actual cost of reproduction, upon written request to the Trustee, The Bank of New York Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin, Texas 78701.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
Trustee of LL&E Royalty Trust

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Exhibit A

AMENDMENT TO TRUST AGREEMENT OF LL&E ROYALTY TRUST

This Amendment (this “Amendment”) to the Trust Agreement of LL&E Royalty Trust is entered into as of the      day of December, 2007 by and between [The Louisiana Land and Exploration Company] (the “Company”) and The Bank of New York Trust Company, N.A., as successor in interest to First City National Bank of Houston, but shall not be effective until approved by the Unitholders of LL&E Royalty Trust as described herein.

WITNESSETH:

WHEREAS, The Louisiana Land and Exploration Company and First City National Bank of Houston entered into the Trust Agreement of LL&E Royalty Trust dated and effective June 28, 1983 (the “Original Agreement”); and

WHEREAS,[[          ], a [          ] corporation (“[          ]”), is the successor in interest to ][The Louisiana Land and Exploration Company ]., and ]The Bank of New York Trust Company, N.A., is the successor in interest to First City National Bank of Houston and is serving as trustee (the “Trustee”) of LL&E Royalty Trust (the “Trust”); and

WHEREAS, Section 10.02 of the Original Agreement permits certain amendments to be made to the Original Agreement with the approval of the holders of a majority of the Trust Units present or represented at a meeting of the holders held in accordance with the provisions of the Original Agreement and the consent of the Trustee; and

WHEREAS, Section 6.01 of the Original Agreement directs the Trustee to take all reasonable actions necessary to maintain the Trust’s listing on the New York Stock Exchange (“NYSE”), including compliance with the NYSE’s rules; and

WHEREAS, NYSE has made it a requirement for continued listing on the exchange that all listed companies have the ability to issue uncertificated securities and be designated as eligible to participate in the Direct Registration System (“DRS”) by January 1, 2008 ; and

WHEREAS, this Amendment sets forth amendments to the Original Agreement that would allow for the issuance of uncertificated Units; and the Trustee has consented to the proposed amendments, but will not become effective unless approved by the Trust Unitholders; and

WHEREAS, Section 5.02 of the Original Agreement authorizes the Trustee to call a meeting of the Trust Unitholders at any time, and pursuant to and in accordance with the provisions of Section 5.02 of the Original Agreement, the Trustee has called a meeting of the Trust Unitholders;

NOW, THEREFORE, SUBJECT TO THE APPROVAL OF THE TRUST UNITHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE ORIGINAL AGREEMENT, THE ORIGINAL AGREEMENT IS HEREBY AMENDED AS FOLLOWS:

1. Section 1.04 is hereby amended to read in its entirety as follows:

“Certificate Holder” means ~~the owner of a Certificate as reflected on the records of the Trustee pursuant to the provisions of Article III hereof~~ Unitholder. To the extent that Units are uncertificated, “holding” a Certificate shall mean ownership of one or more Units.

2. Section 1.05 is hereby amended to read in its entirety as follows:

“Certificate” means a certificate issued by the Trustee pursuant to Article III hereof evidencing the ownership of one or more Units. To the extent that Units are uncertificated, the term “Certificate” shall mean another appropriate evidence of ownership as the Trustee shall in its discretion designate and “holding” a Certificate shall mean ownership of one or more Units.

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3. Section 1.26 is hereby added to read as follows:

“Unitholder” means the owner of a Unit as reflected on the records of the Trustee pursuant to the provision of Article III hereof.

4. Section 3.02.  Section 3.02 is hereby amended to read in its entirety as follows:

The ownership of the Units may be certificated or uncertificated, as provided under Texas law. If certificated, the ownership of the Units shall be evidenced by Certificates in substantially the form set forth in Exhibit III attached hereto. Except as otherwise provided by Section 3.08 and notwithstanding anything else stated herein, the Trustee may for all purposes set forth in this Trust Agreement, including without limitation the making of distributions and voting, treat the holder of any as shown on the Trustee’s records as the owner of the Units evidenced thereby.

5. Section 3.06 The following language is to be added to the end of Section 3.06:

Transfers of uncertificated Units shall be made on the books of the Trustee in accordance with Texas law and customary procedures for transferring Units in uncertificated form as determined by the Trustee.

6. Section 3.07 Section 3.07 is hereby amended to read as follows:

In the event that any Certificate is mutilated, destroyed, lost or stolen, the Trustee in its discretion may issue to the holder of such Certificate as shown by the records of the Trustee an issuance of uncertificated Units or a new Certificate in exchange and substitution for the mutilated Certificate, or in lieu of and substitution for the Certificate so destroyed, lost or stolen. In every case the applicant for a substituted uncertificated Unit orCertificate shall furnish to the Trust and the Trustee such security or indemnity as the Trustee shall reasonably require to save the Trust and the Trustee harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Trustee evidence to the Trustee’s satisfaction of the destruction, loss or theft of such Certificate. Upon the issuance of any substituted uncertificated Unit or Certificate, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses incurred in connection therewith.

The Trustee is hereby further authorized, without any additional vote of the Trust Unitholders, to make such other amendments to the Original Agreement as the Trustee deems reasonably necessary, in its sole discretion, in order to more effectively implement the amendments to the Original Agreement set forth herein and to effectuate the intent of the foregoing. The Trustee shall give notice of any such additional amendment implemented pursuant to the authority conferred by this paragraph by filing a copy of any such amendment as an exhibit to a Form 8-K filed with the Securities and Exchange Commission or by setting forth the text of any such amendment in a Form 8-K filed with the Securities and Exchange Commission.

Except as set forth above, the Original Agreement shall remain in full force and effect. The foregoing amendments to the Original Agreement shall become effective upon approval by the Trust Unitholders.

Date: December   , 2007

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee of LL&E Royalty Trust

By:
Name
Title

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LL&E Royalty Trust
Proxy Solicited on Behalf of the Trustee of LL&E Royalty Trust for the Special Meeting to be Held December ___, 2007
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Unitholders to be held December ___, 2007, and the related Proxy Statement, and appoints Mike Ulrich and Sarah Newell, each of them individually, as his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote all Trust Units of LL&E Royalty Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date at the Special Meeting of Unitholders of LL&E Royalty Trust to be held at the offices of the Trustee, 101 Barclay Street, New York NY 10007, on December ___, 2007 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.
You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE. If you fail to specify your vote, your Proxy will be voted “FOR” the proposal contained on the reverse side of this Proxy. The Proxies cannot vote your Units unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.
Any Proxy when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional Unitholder votes.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Special Meeting Proxy Card
Proposal — To amend the Trust Agreement to provide for the issuance of uncertificated Units
For: ☐ Against: ☐ Abstain: ☐
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. Please sign this Proxy EXACTLY as your name(s) appears on this Proxy card. Joint owners should each sign personally. If you are signing as a representative of the named Unitholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your FULL title or the capacity in which you sign.
Signature 1 — Please keep Signature 2 — Please keep Date (mm/dd/yyyy) signature within the box signature within the box